UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
October 23, 2002

TEDA TRAVEL INCORPORATED
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of Incorporation)	(Commission File Number)	65-0963971 (IRS Employer ID No.)

Suite 1801, Chinachem Johnston Plaza
178 Johnston Road, Wanchai Hong Kong
(Address and Telephone Number of Registrant's Principal
Executive Offices and Principal Place of Business)

(Former name or former address, if changed since last report)

Item 4.   Changes in Registrant's Certifying Accountant.

(a)     Previous Independent Auditors:

(i)     Robert Jarkow, CPA (“Jarkow”) was dismissed as the independent auditor for the Company on October 23, 2002 based upon the merger of Teda Travel Incorporated with Teda Hotels Management Company Limited.

(ii)     Jarkow’s reports on the financial statements of the Company for the fiscal year ended December 31, 2001 and through June 30, 2002 contain no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Jarkow’s report in the fiscal 2001 financial statements included a fourth explanatory paragraph describing audit adjustments applied to restate prior year financial statements. Robert Jarkow did not issue a report on the fiscal year end December 31, 2000 financial statements. An unqualified audit report was issued by Samuel F. May, the independent auditor for the Company at such time, for the financial statements for fiscal 2000.

(iii)     The Company's Board of Directors approved the change in accountants.

(iv)      For the two most recent fiscal years and any subsequent interim period through Jarkow’s dismissal on October 23, 2002, there has been no disagreement between the Company and Robert Jarkow, CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Robert Jarkow would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

During the two most recent fiscal years and any subsequent interim period through Jarkow’s dismissal on October 23, 2002, the Company has not been advised of any matters described in Regulation S-B, Item 304(a)(1)(B).

(b)     New Independent Accountants:

(i)     The Company engaged, Weinberg &Company, Weinberg & Co., P.A., 6100 Glades Road Suite 314, Boca Raton, Florida 33434 (“Weinberg”), as its new independent accountants as of October 23, 2002. Prior to such date, the Company did not consult with Weinberg regarding (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by Robert Jarkow, or (iii) any other matter that was the subject of a disagreement between the Company and its former auditor as described in Item 304(a)(1)(iv) of Regulation S- B. Moores Rowland, who was the independent auditor for Teda Hotel Management Company Limited prior to the merger will not be the new independent auditor for the Company. Weinberg will continue to be the independent auditor for the Company after the merger with Teda Travel Incorporated.

Item 7.     Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Letter from Robert Jarkow, CPA

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TEDA TRAVEL INCORPORATED

By:   /s/    Hui Chin Tong, Godfrey

Hui Chin Tong, Godfrey
Managing Director

Date:   December 4, 2002